CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the use in this Registration Statement on Form N-1A of our report dated January 26, 2004, relating to the financial statements and financial highlights of The Investment Company of America, which appear in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Independent Auditors", and "Prospectuses, Reports to Shareholders and Proxy Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
Los Angeles, California
February 26, 2004